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                                                                    Exhibit 23.4



                        Consent of Independent Auditors

We consent to the use of our report dated February 5, 2001 with respect to the consolidated financial statements of Louis Dreyfus Natural Gas Corp. at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 incorporated by reference in the Registration Statement (Form S-3) and related prospectus of Consolidated Natural Gas Company for the registration of $150 million of Senior Debt Securities.



                                               ERNST & YOUNG LLP

Oklahoma City, Oklahoma
October 16, 2001